Exhibit 1.1

EXECUTION COPY

VERITAS DGC INC.

Floating Rate Convertible Senior Notes Due 2024

PURCHASE AGREEMENT

February 26, 2004

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

     Veritas DGC Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell to you (the “Initial Purchaser”) $125,000,000 aggregate principal amount of its Floating Rate Convertible Senior Notes Due 2024 (the “Firm Securities”). The Company also proposes to issue and sell at your option an additional $30,000,000 aggregate principal amount of its Floating Rate Convertible Senior Notes Due 2024 (the “Option Securities” and together with the Firm Securities, the “Securities”) as set forth below. The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined in Section 2 hereof), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

     The Securities will be convertible into shares of common stock of the Company, $.01 par value (“Common Stock”), together with the rights (the “Rights”) evidenced by such Common Stock to the extent provided for in the Rights Agreement dated as of May 15, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the “Rights Agreement”). The shares of Common Stock and accompanying Rights into which the Securities may be convertible are referred to herein as the “Underlying Securities”.

     The sale of the Securities and the Underlying Securities will be made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act. The Initial Purchaser has advised the Company that the Initial

Purchaser will offer and sell the Securities purchased by it hereunder (the “Offering”) in accordance with Section 3 hereof as soon as it deems advisable.

     In connection with the Offering, the Company has prepared a preliminary Offering Memorandum dated February 25, 2004 (including the information incorporated by reference therein, the “Preliminary Offering Memorandum”) and a final Offering Memorandum, dated February 26, 2004 (including the information incorporated by reference therein, the “Offering Memorandum”). Each of the Preliminary Offering Memorandum and the Offering Memorandum sets forth or incorporates by reference certain information regarding the Company, the Securities and the Underlying Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the Offering. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date thereof and are not meant to include any amendment or supplement, or any information incorporated by reference therein subsequent to the date thereof and any references herein to the terms “amend”, amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the Offering Memorandum which is incorporated by reference therein.

     In connection with the Offering , the Company also proposes to enter into a Registration Rights Agreement, to be dated as of the Closing Date, between the Company and the Initial Purchaser (the “Registration Rights Agreement”).

     In connection with the Offering, the Company has entered into an Amendment, dated as of February 20, 2004 (the “Credit Agreement Amendment”), to its Credit Agreement dated as of February 14, 2003 among the Company, Veritas Energy Services Inc., Veritas Energy Services Partnership, Veritas DGC Limited, the Lenders party thereto, Deutsche Bank AG, New York Branch, as Administrative Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent (the “Credit Agreement”), that amends the Credit Agreement to permit the transactions contemplated by this Agreement.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Initial Purchaser as follows:

     (a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; each of the subsidiaries of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

     (b) the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, except for directors qualifying shares and for Subsidiaries in jurisdictions where native ownership is required or was required at the time of formation, and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except those securing obligations under the Credit Agreement; and, except for an option to purchase and a right of first refusal with respect to the shares of capital stock of Veritas Geophysical (Nigeria) Ltd., no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for shares of capital stock of or ownership interests in the Subsidiaries are outstanding;

     (c) the Securities have been duly and validly authorized by all necessary corporate action on the part of the Company and, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement;

     (d) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock included in the Underlying Securities have been duly authorized and reserved, and when issued upon conversion of the Securities will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Underlying Securities;

     (e) the Rights included in the Underlying Securities have been duly authorized and reserved, and when issued upon conversion of the Securities will be validly issued;

     (f) the execution and delivery of and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

     (g) the execution and delivery of and the performance by the Company of its obligations under the Indenture have been duly and validly authorized by all necessary corporate action on the part of the Company and, when duly executed and delivered by the Company and the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and equitable principles of general applicability;

     (h) the execution and delivery of and the performance by the Company of its obligations under the Registration Rights Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and, when duly executed and delivered by the Company and the Initial Purchaser, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (x) enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and equitable principles of general applicability, and (y) any right to indemnification and contribution thereunder may be limited by applicable law;

     (i) the execution and delivery of and the performance by the Company of its obligations under the Credit Agreement Amendment have been duly and validly authorized by all necessary corporate action on the part of the Company, and the Credit Agreement Amendment is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and equitable principles of general applicability;

     (j) the consolidated capitalization of the Company set forth under the caption “Capitalization” in the Offering Memorandum is true and correct; all of the Underlying Securities conform to the description thereof contained in the Offering Memorandum in all material respects; the form of certificate for the shares of Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation;

     (k) except as described in or contemplated by the Offering Memorandum, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock;

     (l) each document filed, or to be filed, by the Company pursuant to the Exchange Act and incorporated, or to be incorporated, by reference in either the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) at the time filed with the Securities and Exchange Commission (the “Commission”) conformed, or will conform, in all material respects with the Exchange Act and the applicable rules and regulations thereunder; the Preliminary Offering Memorandum as of the date thereof did not, and the Offering Memorandum and any amendment or supplement thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to statements or omissions made in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein;

     (m) the consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules incorporated by reference in the Offering Memorandum, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries, at the indicated dates and for the indicated periods; such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made; the summary financial and statistical data of the Company and the Subsidiaries included or incorporated by reference in the Offering Memorandum presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company;

     (n) PricewaterhouseCoopers LLP, who have certified certain of the financial statements incorporated by reference in the Offering Memorandum, are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder;

     (o) except as set forth in the Offering Memorandum, there is no action, suit, claim, proceeding or labor dispute pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which might result in a material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Change”), or prevent the consummation of the transactions contemplated hereby or in the Indenture, the Securities or the Registration Rights Agreement;

     (p) the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Offering Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those securing obligations under the Credit Agreement or reflected in such financial statements or described in the Offering Memorandum or inchoate ad valorem property tax liens or which are not material in amount; the Company and the Subsidiaries occupy their leased properties under valid and enforceable leases, except to the extent that the failure of a lease to be enforceable would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

     (q) the Company and the Subsidiaries have filed all material Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due other than those taxes contested in good faith; all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments;

     (r) since the respective dates as of which information is given in the Offering Memorandum, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Offering Memorandum; neither the Company nor any of the Subsidiaries has any material contingent obligations which are not disclosed in the Company’s financial statements that are incorporated by reference in the Offering Memorandum;

     (s) neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its certificate of incorporation or bylaws or similar organizational documents or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement or instrument to which any of them is a party or to which any of them or any of their respective properties is bound (collectively, “Contracts”) and, solely with respect to this clause (ii), which violation or default would result in a Material Adverse Change;

     (t) the execution and delivery of this Agreement, the Securities, the Indenture and the Registration Rights Agreement by the Company, the issuance and sale of the Securities to the Initial Purchaser by the Company pursuant to this Agreement, the issuance by the Company of the Underlying Securities, and the consummation by the Company of the transactions contemplated in this Agreement, the Securities, the Indenture and the Registration Rights Agreement and the fulfillment of the terms hereof and thereof by the Company will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any Contract, (ii) the certificate of incorporation or bylaws of the Company, or (iii) any law, order, rule, regulation, judgment, order, writ or decree of any court applicable to the Company or any Subsidiary or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (i) and (iii) to the extent that any such conflict, breach or default would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

     (u) assuming the accuracy of the acknowledgements and agreements of the Initial Purchaser in Section 3, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Securities, the Indenture and the Registration Rights Agreement, the issuance and sale of the Securities to the Initial Purchaser by the Company pursuant to this Agreement, the issuance of the Underlying Securities and the consummation by the Company of the transactions contemplated in this Agreement, the Securities, the Indenture and the Registration Rights Agreement has been obtained or made and is in full force and effect, except for (i) the effectiveness of the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in each case as contemplated by the Registration Rights Agreement, and (ii) such additional steps as may be necessary to qualify the Securities for public offering by the Initial Purchaser under state securities or “Blue Sky” laws;

     (v) the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses;

     (w) the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) currently employed by the Company and the Subsidiaries to carry on their business in all material respects; to the knowledge of the Company none of the Company or any of the Subsidiaries has infringed, and none of the Company or any of the Subsidiaries has received notice of conflict with, any Intellectual Property of any other person or entity, except to the extent that such conflict would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors; except for licenses of seismic data, software and other geophysical products entered into in the ordinary course of business, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are material to the Company and its Subsidiaries taken as a whole; the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are material to the Company and its Subsidiaries taken as a whole; the Company knows of no technology employed by the Company that has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Offering Memorandum, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except to the extent that such violation, infringement or conflict would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company;

     (x) neither the Company nor, to the Company’s knowledge, any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”), has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of the Securities;

     (y) the Company is not, and after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Offering Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the applicable rules and regulations thereunder;

     (z) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (aa) the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole; to the knowledge of the Company, none of the Company or any of the Subsidiaries is the subject of any pending or threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment resulting from the Company’s or any of the Subsidiaries’ business operations or ownership or possession of any of their properties or assets, or is in contravention of any Environmental Law that could reasonably be expected, individually or in the aggregate, to result in any material adverse effect on the Company and the Subsidiaries, taken as a whole; none of the Company or any of the Subsidiaries has received any notice or claim, nor, to the knowledge of the Company, are there pending or threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected in the aggregate to result in a material adverse effect on the Company and the Subsidiaries, taken as a whole; as used herein, “Environmental Laws” means any federal, state or local law or regulation applicable to the Company’s or any of the Subsidiaries’ business operation or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws;

     (bb) the Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses;

     (cc) the Company and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); to the knowledge of the Company, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

     (dd) neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act;

     (ee) neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities or the Underlying Securities;

     (ff) the Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act;

     (gg) the Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act;

     (hh) the Securities, the Indenture, the Registration Rights Agreement and the Credit Agreement each conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

     (ii) assuming the accuracy of the acknowledgements and agreements of the Initial Purchaser in Section 3, the purchase and sale of the Securities pursuant hereto (including the Initial Purchaser’s proposed offering of the Securities on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof) is exempt from the registration requirements of the Securities Act and does not require the qualification of an indenture under the Trust Indenture Act;

     (jj) there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

     (kk) no holder of securities of the Company (other than the Registrable Securities (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

     2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company, at a purchase price of 96.75% of the aggregate principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from March 3, 2004 to the Closing Date, the Firm Securities. Each Security will be convertible at the option of the holder into the Underlying Securities at the conversion price set forth in the Securities (the “Conversion Price”), which Conversion Price is subject to adjustment in certain events as provided in the Securities and the Indenture. One or more global securities representing the Firm Securities shall be registered by the Trustee in the name of the nominee of The Depository Trust Company (“DTC”), Cede & Co., credited to the account of the Initial Purchaser and deposited with the Trustee as custodian for DTC on the Closing Date, against payment by or on behalf of the Initial Purchaser to the account of the Company of the aggregate Purchase Price therefor by wire transfer in immediately available funds. Delivery of and payment for the Firm Securities shall be made at the offices of Davis Polk &

Wardwell, 450 Lexington Avenue, New York, New York 10017 at 9:30 A.M., New York City time, on the fourth full business day following the date of this Agreement, or at such other place, time or date not later than five business days thereafter as the Initial Purchaser and the Company may agree upon. Such time and date of delivery against payment are herein referred to as the “Closing Date”. (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase the Option Securities at the Purchase Price set forth in Section 2(a) plus accrued interest, if any, from March 3, 2004 to the Option Closing Date (as defined below). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement by the Initial Purchaser to the Company, setting forth the aggregate principal amount of Option Securities as to which the Initial Purchaser is exercising the option and the time and date for delivery of and payment for such Option Securities. The time and date for delivery of and payment for such Option Securities shall be determined by the Initial Purchaser but shall not be later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The Initial Purchaser may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     3. OFFERING BY THE INITIAL PURCHASER.

     (a) It is understood that the Initial Purchaser will offer and sell the Securities in accordance with this Section as soon as the Initial Purchaser deems it advisable to do so. The Securities are to be initially offered at the offering price set forth in the Offering Memorandum. The Initial Purchaser may from time to time thereafter change the price and other selling terms.

     (b) The Initial Purchaser understands and acknowledges that the Securities and the Underlying Securities have not been and will not be registered under the Securities Act (except as contemplated by the Registration Rights Agreement) and may not be offered or sold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Initial Purchaser agrees that it will offer and sell the Securities only to persons that it reasonably believes to be qualified institutional buyers as defined in Rule 144A under the Securities Act.

     (c) The Initial Purchaser agrees that neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities in the United States.

     4. COVENANTS OF THE COMPANY.

     The Company covenants and agrees with the Initial Purchaser that:

     (a) The Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser, without charge, prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, as many copies of the Preliminary Offering Memorandum and Offering Memorandum, any documents incorporated by reference therein and any supplements or amendments thereto as they may reasonably request.

     (b) The Company will not amend or supplement the Offering Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, and prior to the completion of the distribution of the Securities by the Initial Purchaser, the Company will not file any document under the Exchange Act which is incorporated by reference in the Offering Memorandum, unless the Initial Purchaser previously has been advised of and furnished with a copy within a reasonable period of time prior to the proposed filing and the Initial Purchaser shall have given its consent to such filing, which consent shall not be unreasonably withheld. The Company will prepare promptly upon request by the Initial Purchaser or counsel for the Initial Purchaser any amendments or supplements to the Offering Memorandum that may be necessary or advisable in connection with the distribution of the Securities by the Initial Purchaser. The Company will advise the Initial Purchaser of the time when any amendment or supplement to the Offering Memorandum has been made or when any document filed under the Exchange Act which is incorporated by reference in the Offering Memorandum has been filed with the Commission and will provide evidence satisfactory to the Initial Purchaser of each such amendment, supplement or filing.

     (c) The Company will cooperate with the Initial Purchaser in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions in the United States as the Initial Purchaser may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchaser may reasonably request for distribution of the Securities.

     (d) If at any time prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Offering Memorandum to comply with applicable law, the Company promptly will prepare an appropriate amendment or supplement to the Offering Memorandum so that the Offering Memorandum as so amended or supplemented will not contain statements that, in the light of the circumstances under which they were made, are misleading, or so that the Offering Memorandum will comply with applicable law.

     (e) The Company will not, without the prior written consent of the Initial Purchaser, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or enter into any Hedging Transaction (as defined below) relating to the Common Stock for a period from the date hereof until and including the date that is 90 days after the date of the Offering Memorandum. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance by the Company of shares of Common Stock and associated Rights, upon conversion of the Securities pursuant to the terms of the Indenture, (C) the issuance by the Company of shares of Common Stock and associated Rights, pursuant to any employee, officer or director stock option plan or other benefit plan in effect on the date hereof, (D) the issuance by the Company of any shares of Common Stock and associated Rights upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, E) the filing of shelf registration statements in respect of the Securities and shares of Common Stock and associated Rights issuable upon conversion of the Securities pursuant to the terms of the Registration Rights

Agreement or (F) the purchase by the Company of up to $20 million of Common Stock and associated rights in connection with the Offering.

     (f) The Company will not, nor will it permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

     (g) Except as contemplated by the Registration Rights Agreement, neither the Company, nor any of its Affiliates, nor any person acting on its behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act.

     (h) Neither the Company nor any of its Affiliates nor any person acting on its behalf will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities in the United States.

     (i) So long as any of the Securities or the Underlying Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     (j) The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to (x) permit the Securities to be eligible for clearance and settlement through DTC and (y) arrange to have the Securities be designated by The NASDAQ Stock Market, Inc. as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc (the “NASD”).

     (k) The Company will use its reasonable best efforts to cause the Underlying Securities to be duly authorized for listing by the New York Stock Exchange on or prior to the Closing Date.

     (l) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Offering Memorandum.

     (m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an “investment company” under the Investment Company Act.

     (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of any securities of the Company.

     (o) For a period ending on the earlier to occur of (x) five years after the date hereof or (y) the date that the Securities are no longer outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

     (p) The Company will furnish to the Initial Purchaser, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Offering Memorandum that are prepared or available prior to the Closing Date.

     5. COSTS AND EXPENSES.

     The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Initial Purchaser copies of the Preliminary Offering Memorandum and the Offering Memorandum and any supplements or amendments thereto and the printing and production of all other documents connected with the transactions contemplated herein (including this Agreement, the Indenture, the Registration Rights Agreement and any other related agreements); the listing fee of the New York Stock Exchange; the expenses arising from having the Securities designated as eligible for trading in the PORTAL market; the expenses associated with the preparation, issuance and delivery to the Initial Purchaser of the Securities; the fees and expenses of the Trustee, including fees and expenses of its counsel; the expenses of the “roadshow” and any other meetings with prospective investors in the Securities; the costs and expenses of advertising relating to the Offering (other than advertising costs and expenses that the Initial Purchaser expressly agrees to pay); and the expenses, including the fees and disbursements of counsel for the Initial Purchaser, incurred in connection with the qualification of the Securities under state securities or “Blue Sky” laws; and any fees charged by investment rating agencies for the rating of the Securities. The Company shall not, however, be required to pay for any of the Initial Purchaser’s expenses (other than those related to qualification under state securities or “Blue Sky” laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Initial Purchaser pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Initial Purchaser, the Company shall reimburse the Initial Purchaser for reasonable out-of-pocket expenses, including fees and disbursements of Davis Polk & Wardwell, counsel for the Initial Purchaser, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Initial Purchaser for damages on account of loss of anticipated profits from the sale by the Initial Purchaser of the Securities.

     6. CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASER.

     The obligation of the Initial Purchaser to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

     (a) The Initial Purchaser shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Vinson & Elkins L.L.P., outside counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchaser to the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum;

     (ii) the statements set forth in the Offering Memorandum under the captions “Description of the Notes,” “Description of Capital Stock,” and “Description of Other Indebtedness”, insofar as such statements purport to constitute a summary of documents referred to therein or matters of law, constitute accurate summaries of the terms of such documents and matters in all material respects;

     (iii) this Agreement has been duly authorized, executed and delivered by the Company;

     (iv) each of the Indenture, the Registration Rights Agreement and the Credit Agreement Amendment has been duly authorized, executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the effect of bankruptcy, insolvency fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and equitable principles of general applicability (whether enforcement is considered in a proceeding in equity or at law); and except to the extent that enforcement thereof may be limited by the effect of the potential unenforceability under law or court decision of provisions providing for the indemnification and contribution of a party with respect to a liability where such indemnification and contribution is contrary to public policy;

     (v) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the effect of bankruptcy, insolvency fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and equitable principles of general applicability (whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement;

     (vi) assuming the accuracy of the representations and warranties of the Company and the Initial Purchaser contained in this Agreement and compliance with the agreements of the Company and the Initial Purchaser contained in this Agreement, no registration of the Securities under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act is necessary, for the offer and sale of the Securities to the Initial Purchaser as contemplated by this Agreement or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with this Agreement;

     (vii) the Underlying Securities have been duly authorized and reserved, and when issued upon conversion of the Securities in accordance with the provisions of the Securities and the Indenture, such Underlying will be validly issued, and, except in the case of the Rights associated therewith, fully paid and non-assessable; and no statutory, or to the knowledge of such counsel, contractual preemptive rights of stockholders exist with respect to any of the Underlying Securities;

     (viii) the Securities are convertible into the Underlying Securities in accordance with the terms of the Indenture;

     (ix) no approval, consent, order, authorization, designation, declaration or filing by or with any governmental agency or body is required in connection with the execution and delivery by the Company of this Agreement, the Securities, the Indenture and the Registration Rights Agreement, the issuance and sale of the Securities to the Initial Purchaser by the Company pursuant to this Agreement, the issuance of the Underlying Securities and the consummation by the Company of the transactions contemplated in this Agreement, the Indenture and the Registration Rights Agreement, except as may be required by the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939 and under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Initial Purchaser or the bylaws or regulations of the NASD, and except to the extent the failure to make or obtain such approvals, consents, orders, authorizations, designations, declarations of filings would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

     (x) the Company is not, and after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Offering Memorandum will not be, an “investment company” as such term is defined in the Investment Company Act and the applicable rules and regulations thereunder;

     (xi) the execution and delivery of this Agreement, the Securities, the Indenture and the Registration Rights Agreement by the Company, the issuance and sale of the Securities to the Initial Purchaser by the Company pursuant to this Agreement, the issuance by the Company of the Underlying Securities, and the consummation by the Company of the transactions contemplated in this Agreement, the Securities, the Indenture and the Registration Rights Agreement and the fulfillment of the terms hereof and thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, (A) any Contract filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended July 31, 2003, (B) the certificate of incorporation or bylaws of the Company, (C) any statute, order, rule, regulation, or (D) any order of any court, governmental body or agency having jurisdiction over the Company or any Subsidiary organized in the United States known to such counsel to be applicable to the Company or any Subsidiary organized in the United States; provided, however, no opinion need be expressed in clause (C) with respect to any federal or state securities or blue sky laws, federal or state antifraud laws or the bylaws of the NASD; and

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which have caused them to believe that the Offering Memorandum, as of its date or as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     The opinion of such counsel described in this Section shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

     References to the Offering Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date or the Option Closing Date, as the case may be.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the State of Texas. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been provided to the Initial Purchaser.

     (b) The Initial Purchaser shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Baker & McKenzie, outside tax counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchaser to the effect that the statements in the Offering

Memorandum under the heading “United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal income tax laws referred to therein, summarize accurately in all material respects the United States federal income tax laws referred to therein.

     The opinion of such counsel described in this Section shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

     References to the Offering Memorandum in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date or the Option Closing Date, as the case may be.

     (c) The Initial Purchaser shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Larry Worden, General Counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchaser to the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

     (ii) each of the Company’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (the “Significant Subsidiaries”) has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; each of the Significant Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

     (iii) the outstanding shares of capital stock or equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except for directors’ qualifying shares and for Significant Subsidiaries where native ownership is required or was required at the time of formation, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except those securing obligations under the Credit Agreement; and, except for an option to purchase and a right of first refusal with respect to the shares of capital stock of Veritas Geophysical (Nigeria) Ltd., no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for shares of capital stock or of ownership interests in the Subsidiaries are outstanding;

     (iv) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Underlying Securities have been duly authorized and reserved, and when issued upon conversion of the Securities in accordance with the provisions of the Securities and the Indenture, such Underlying Shares will be validly issued, and, except in the case of the Rights associated therewith, fully paid and non-assessable; and no statutory, or to the knowledge of such counsel, contractual preemptive rights of stockholders exist with respect to any of the Underlying Securities;

     (v) each document filed, or to be filed, by the Company pursuant to the Exchange Act and incorporated, or to be incorporated, by reference in either the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) (other than (a) financial statements and related schedules therein, including the notes thereto and the auditor’s report thereon and (b) the other financial data that is included or incorporated by reference therein, as to which such counsel need express no opinion) at the time filed with the Commission appear on their face to be appropriately responsive, in all material respects, with the Exchange Act and the applicable rules and regulations thereunder;

     (vi) the statements in “Part I, Item 3 – Legal Proceedings” of the Company’s most recent annual report on Form 10-K and “Part II, Item 1 – Legal Proceedings” of any quarterly report on Form 10-Q of the Company incorporated by reference in the Offering Memorandum, insofar as such statements purport to constitute a summary of documents referred to therein or matters of law, constitute accurate summaries in all material respects of the information called for with respect to such documents and matters;

     (vii) there is no action, suit, claim or proceeding pending or, to the knowledge of such counsel, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which might result in a Material Adverse Change, or prevent the consummation of the transactions contemplated hereby or in the Indenture, the Securities or the Registration Rights Agreement, other than actions, suits, claims or proceedings accurately described in all material respects in the Offering Memorandum;

     (viii) neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (A) its certificate of incorporation or bylaws or similar organizational documents or (B) any Contract and, solely with respect to this clause (c)(viii)(B), which violation or default would result in a Material Adverse Change;

     (ix) the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and

     (x) no holder of securities of the Company or any Subsidiary (other than the Registrable Securities (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements to be filed by the Company pursuant to the Registration Rights Agreement.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which have caused them to believe that the Offering Memorandum, as of its date or as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial and statistical information therein). With respect to such statement, such counsel may state that his belief is based upon the procedures set forth therein, but is without independent check and verification.

     The opinion of such counsel described in this Section shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

     References to the Offering Memorandum in this subsection (c) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date or the Option Closing Date, as the case may be.

     In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of Texas. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been provided to the Initial Purchaser.

     (d) The Initial Purchaser shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Davis Polk & Wardwell, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Davis Polk & Wardwell shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

     (e) The Initial Purchaser shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating that in their opinion the financial statements and schedules of the Company examined by them and incorporated by reference in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the respective related published rules and regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Offering Memorandum.

     (f) The Initial Purchaser shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of (1) the Chief Executive Officer or President and (2) the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

     (i) the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

     (ii) he or she has carefully examined the Offering Memorandum (including the documents of the Company incorporated by reference therein) and, in his or her opinion, as of the Closing Date or Option Closing Date as the case may be, the statements contained in the Offering Memorandum (including the documents of the Company incorporated by reference therein) with respect to the Company are true and correct, and with respect to the Company such Offering Memorandum (including the documents of the Company incorporated by reference therein) does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (iii) since the respective dates as of which information is given in the Offering Memorandum, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; and

     (iv) the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be.

     (g) The Company shall have furnished to the Initial Purchaser such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Initial Purchaser may reasonably have requested.

     (h) The Underlying Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange and the Securities shall have been designated as PORTAL-eligible securities.

     (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (j) Each of the Indenture and the Registration Rights Agreement shall have been executed and delivered by all the parties thereto (other than the Initial Purchaser).

     (k) The Company shall have caused each executive officer and director of the Company other than David B. Robson to furnish to you, on or prior to the date of this agreement, a letter or letters in substantially the form attached hereto as Exhibit A, and such letter or letters shall be in full force and effect.

     (l) The Company shall have caused David B. Robson to furnish to you, on or prior to the date of this agreement, a letter in substantially the form attached hereto as Exhibit B, and such letter shall be in full force and effect.

     (m) The Credit Agreement Amendment shall have been duly entered into by the Company, the other Borrowers under the Credit Agreement and the Required Lenders (as defined in the Credit Agreement) and shall be in full force and effect.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Initial Purchaser.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the Initial Purchaser may terminate its obligations hereunder by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Company and the Initial Purchaser shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

     7. INDEMNIFICATION.

     (a) The Company agrees:

     (i) to indemnify and hold harmless the Initial Purchaser and the affiliates, directors, officers, agents, representatives and employees of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof)

arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto or (y) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any Preliminary Offering Memorandum, the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use in the preparation thereof; and

     (ii) to reimburse the Initial Purchaser and each such affiliate, director, officer, agent, representative and employee and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Initial Purchaser, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating or defending or appearing as a third-party witness in connection with any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Offering, whether or not the Initial Purchaser or any such controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Initial Purchaser was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Initial Purchaser will promptly return all sums that had been advanced pursuant hereto.

     (b) The Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding;

provided, however, that the Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense of and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Initial Purchaser shall not be required to contribute any amount in excess of the discounts and commissions applicable to the Securities purchased by the Initial Purchaser and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) In any proceeding relating to any Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any affiliate, director, officer, agent, representative or employee of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, any director or officer of the Company or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser or any affiliate, director, officer, agent, representative or employee of the Initial Purchaser or any person controlling the Initial Purchaser, or to the Company, any director or officer of the Company or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. NOTICES.

     All communications hereunder shall be in writing and, except as otherwise provided herein, shall be mailed, delivered, telecopied, faxed or telegraphed and confirmed as follows: if to the Initial Purchaser, to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; Attention: Mitch Cox, Fax: (212) 797-0070, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10019, Attention: General Counsel, Fax: (212) 797-4564; if to the Company, to 10300 Town Park, Houston, Texas 77096, Attention: General Counsel, Fax: (832) 351-8728.

     9. TERMINATION.

     (a) This Agreement may be terminated by the Initial Purchaser by notice to the Company at any time prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the date as of which information is given in the Offering Memorandum, any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the sole judgment of the Initial Purchaser, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Initial Purchaser materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (b) as provided in Section 6 of this Agreement.

     10. DEFAULTING INITIAL PURCHASER.

     (a) If, on the Closing Date, the Initial Purchaser shall fail or refuse to purchase the Firm Securities, and arrangements satisfactory to the Company for the purchase of the Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company, except to the extent provided in Sections 5, 7 and 13. If arrangements satisfactory to the Company for the purchase of the Firm Securities are made within 36 hours after such default, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     11. SUCCESSORS.

     This Agreement has been and is made solely for the benefit of the Initial Purchaser and the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from the Initial Purchaser shall be deemed a successor or assign merely because of such purchase.

     12. INFORMATION PROVIDED BY THE INITIAL PURCHASER.

     The Company and the Initial Purchaser acknowledge and agree that the only information furnished or to be furnished by the Initial Purchaser to the Company for inclusion in the Offering Memorandum consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Initial Purchaser) and the information set forth in the first sentence of the second paragraph and in the fifth, eighth and ninth paragraphs in each case under the heading “Plan of Distribution” (insofar as such information relates to the Initial Purchaser).

     13. MISCELLANEOUS.

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Initial Purchaser in accordance with its terms.

Very truly yours,

VERITAS DGC INC.

			By:	/s/ Vincent M. Thielen

				Name:	Vincent M. Thielen
				Title:	Vice President and Corporate Controller

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ C. Mitchell Cox

	Name:	C. Mitchell Cox
	Title:	Managing Director

By:	/s/ Jon R. Marinelli

	Name:	Jon. R. Marinelli
	Title:	Vice President

EXHIBIT A

February 26, 2004

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Ladies & Gentlemen:

     The undersigned understands that Deutsche Bank Securities Inc. (the “Initial Purchaser”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Veritas DGC Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Initial Purchaser of securities convertible into shares of common stock, par value $.01, of the Company (the “Common Stock”).

     To induce the Initial Purchaser to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Initial Purchaser, it will not directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until and including the date that is 90 days after the date of the final offering memorandum relating to the Offering (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.

     If the undersigned’s employment or term on the board of directors ceases for any reason, then, beginning on the date that is 30 days after the date of the final offering memorandum relating to the Offering, the undersigned may exercise any options granted to the undersigned pursuant to any employee, officer or director stock option or similar benefit plan of the Company and sell the shares of Common Stock issued upon such exercise.

     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed Offering, and any other action taken by the Company in connection with the proposed Offering.

     The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     Notwithstanding anything herein to the contrary, if the closing of the Offering has not occurred prior to March 31, 2004, this agreement shall be of no further force or effect.

Signature:

Print Name:

EXHIBIT B

February 26, 2004

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Ladies & Gentlemen:

     The undersigned understands that Deutsche Bank Securities Inc. (the “Initial Purchaser”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Veritas DGC Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Initial Purchaser of securities convertible into shares of common stock, par value $.01, of the Company (the “Common Stock”).

     To induce the Initial Purchaser to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Initial Purchaser, it will not directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until and including the date that is 90 days after the date of the final offering memorandum relating to the Offering (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. An exchange of Veritas Energy Services Inc. exchangeable shares for Veritas DGC Inc. shares does not constitute a Disposition so long as the registered owner of the shares remains the same after the exchange.

     Notwithstanding the foregoing, the undersigned may transfer (a) up to 500,000 shares of Common Stock for which the undersigned is the record or beneficial holder on the date hereof, beginning on the date that is 30 days after the date of the final offering memorandum relating to the Offering, (b) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Offering, and (c) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided that in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.

     If the undersigned’s employment or term on the board of directors ceases for any reason, then, beginning on the date that is 30 days after the date of the final offering memorandum relating to the Offering, the undersigned may exercise any options granted to the undersigned pursuant to any employee, officer or director stock option or similar benefit plan of the Company and sell the shares of Common Stock issued upon such exercise.

     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company; provided that the undersigned shall be permitted to complete the transfer of Common Stock contemplated by clause (a) of the preceding paragraph.

     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed Offering, and any other action taken by the Company in connection with the proposed Offering.

     The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     Notwithstanding anything herein to the contrary, if the closing of the Offering has not occurred prior to March 31, 2004, this agreement shall be of no further force or effect.

Signature:

Print Name:	David B. Robson

B-4